UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by NKGen Biotech, Inc. (the “Company”) on May 10, 2024, the Company entered into to a Securities Purchase Agreement (the “AJB Purchase Agreement”), dated May 9, 2024, by and between AJB Capital Investments LLC (“AJB”) and the Company. Pursuant to the AJB Purchase Agreement, the Company issued a promissory note in the principal amount of $369,600. Pursuant to the AJB Purchase Agreement, the Company also issued AJB a Common Stock Purchase Warrant to purchase up to 330,000 shares of Common Stock at an exercise price of $2.00 per share (subject to adjustment as described in the AJB Warrant) for a period of five years from the issue date.

On June 18, 2024, Pursuant to the AJB Purchase Agreement, the Company issued a second promissory note in the principal amount of $369,600 (the “Second Tranche Note”). The purchase price of the Second Tranche Note is $300,000, representing a $69,600 original issue discount. No interest is payable under the Second Tranche Note (other than any Default Interest (as defined in the Second Tranche Note)). The Second Tranche Note has a 12-month term and matures on June 18, 2025 (the “Maturity Date”). AJB has the right to convert all or any portion of the then outstanding and unpaid principal amount into shares of Common Stock, at any time from the issue date to the Maturity Date at a conversion price of $2.00 (subject to adjustment as described in the Second Tranche Note).

Pursuant to the AJB Purchase Agreement, the Company also issued AJB a second Common Stock Purchase Warrant (the “Second Tranche Warrant”) to purchase up to 330,000 shares of Common Stock at an exercise price of $2.00 per share (subject to adjustment as described in the Second Tranche Warrant) for a period of five years from the issue date.

Pursuant to the AJB Purchase Agreement, the Company may issue up to two additional promissory notes in the aggregate principal amount of $739,200 and two additional common stock purchase warrants to purchase up to an aggregate total of 660,000 shares of Common Stock at AJB’s sole discretion. Each additional promissory note will have identical terms, and each additional common stock purchase warrant will have identical terms.

The foregoing descriptions of the Second Tranche Warrant and Second Tranche Note do not purport to be complete and are qualified in their entirety by the terms and conditions of the Second Tranche Warrant and Second Tranche Note, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant issued to AJB, dated June 18, 2024.
10.1+	Promissory Note issued to AJB, dated June 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: June 21, 2024	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

2